DAKTRONICS, INC. AMENDED AND RESTATED
EMPLOYEE RETENTION AND PROTECTION PLAN
PARTICIPANT AGREEMENT

Participant Agreement for [ ]

We are pleased to inform you that you have been designated as eligible to participate in the Daktronics, Inc. Amended and Restated Employee Retention and Protection Plan (as it may be amended from time to time, the “Plan”). Your participation in the Plan is subject to the terms and conditions of the Plan and your execution and delivery of this agreement, which constitutes a Participation Agreement (as defined in the Plan). A copy of the Plan is attached hereto as Annex A and is incorporated herein and deemed to be part of this Participation Agreement for all purposes.

Unless otherwise defined herein, capitalized terms used in this Participation Agreement shall have the meanings set forth in the Plan.

In consideration of the mutual covenants contained herein, the parties hereby agree as follows:

(a)Your applicable Severance Multipliers shall be as follows:
i.1x (of annual salary plus target annual bonus), except as provided below;
ii.1.5x (of annual salary plus target annual bonus) if your Qualifying Termination occurs within eighteen (18) months following the start date of a new Chief Executive Officer of the Company;
iii.2x (of annual salary plus target annual bonus) if your Qualifying Termination occurs within the twelve (12) months following a Change in Control.
(b)Your Severance Benefits Period shall be twelve (12) months.

In signing below, you also expressly agree to be bound by, and promise to abide by, the terms of Article IV of the Plan, which creates certain conditions to your entitlement to or your right to continue receiving Severance Benefits under the Plan, including, if applicable, the condition of entry into Release or other restrictive covenant agreement with the Company.

You acknowledge and agree that the Plan and this Participation Agreement supersede all prior severance benefit policies, plans and arrangements of the Company and supersedes all prior oral or written communications by the Company with respect to severance benefits including, for the avoidance of doubt, any participation agreement previously provided to you in connection with this Plan or a prior version of the Plan, and all such prior policies, plans, arrangements and communications are hereby null and void and of no further force and effect with respect to your participation therein.

You further acknowledge and agree that (i) you have fully read, understand and voluntarily enter into this Participation Agreement and (ii) you have had a sufficient opportunity to consult with your personal tax, financial planning advisor and attorney about the tax, financial and legal consequences of your participation in the Plan before signing this Participation Agreement.

This Participation Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.
[Signature Page Follows]

Please execute this Participation Agreement in the space provided below and send a fully executed copy to [ ] at [ ]@daktronics.com no later than [ ].

DAKTRONICS, INC.

By:__________________________________

AGREED AND ACCEPTED BY

Name:__________________________

Signature: _______________________

Date:__________________________________